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                                                                    EXHIBIT 4.13

                              AMENDMENT NO.1 TO THE

                      TRANSFER AND ADMINISTRATION AGREEMENT

            This AMENDMENT NO.1 dated September 15, 1999 to the TRANSFER AND ADMINISTRATION AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), dated as of June 18, 1999, by and among KCH FUNDING, L.L.C., a Delaware limited liability company, as transferor (in such capacity, the "Transferor"), UNOVA, INC., a Delaware corporation, as the parent of the Transferor (in such capacity, the "Parent") and as servicer (in such capacity, the "Servicer"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), BANK OF AMERICA, N.A., as successor by merger to NATIONSBANK, N.A., a national banking association ("Bank of America"), as Lead Arranger, as agent for the Company and the Bank Investors (in such capacity, the "Agent"), as Administrative Agent and as a Bank Investor.

                             PRELIMINARY STATEMENTS

            WHEREAS, the parties hereto have entered into the Agreement whereby the Transferor may convey, transfer, and assign from time to time undivided interests in certain accounts receivable, and the Company may, and the Bank Investors, if requested, shall accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of the Agreement and

            WHEREAS, the parties to the Agreement desire to make certain amendments to the Agreement.

            NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1. Certain Defined Terms.

        As used in this Amendment, all capitalized terms not otherwise defined herein shall have the meanings assigned such terms in the Agreement

                                   ARTICLE II
                                 THE AMENDMENTS

SECTION 2.1 Amendment to Section 1.1 of the Agreement

            Section 1.1 of the Agreement is amended hereby by deleting the definition for "Loss Percentage" in its entirety and inserting in lieu thereof the following: "Loss Percentage" means on any day the greatest of (a) 2.5 times for the period of June 17, 1999 through August 30, 1999, 2.44 times for the period of August 31, 1999 through September 29, 1999, and 2.5 times from September 30, 1999 and beyond, the highest Loss-to-Liquidation Ratio as of the last day of

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each of the twelve (12) calendar months preceding the then current month, (b) 4 times the highest Concentration Factor of all Designated Obligors (exclusive of Class 2 Obligors, Class 3 Obligors and Special Concentration Obligors), and (c) ten percent (10%).

                                   ARTICLE III
                                  MISCELLANEOUS

SECTION 3.1 Representations and Warranties.

            The Transferor hereby makes to the Company, on and as of the date hereof, all of the representations and warranties as set forth in Section 3.1 of the Agreement.

            The Servicer hereby makes to the Company, on and as of the date hereof, all of the representations and warranties as set forth in Section 3.2 of the Agreement.

SECTION 3.2 Counterparts.

            This Amendment to the Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

SECTION 3.3 Ratification.

            Except as expressly affected by provisions hereof, the Agreement as amended by this Amendment shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "herein", or words of like import shall mean by reference to the Agreement as amended by this Amendment.

SECTION 3.4 Captions.

            The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.


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            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 to the Transfer and Administration Agreement as of the date first written above.

                                    ENTERPRISE FUNDING CORPORATION,
                                    as Company


                                    By: /s/ Kevin P. Burns
                                        ----------------------------------------
                                        Title: Vice President


                                    KCH FUNDING, L.L.C.,
                                      as Transferor


                                    By: /s/ Elmer C. Hull Jr.
                                        ----------------------------------------
                                        Title:  VP and Treasurer


                                    UNOVA, INC.,
                                      as Parent and as Servicer


                                    By: /s/ Charles Cusumano
                                        ----------------------------------------
                                        Title: Vice President, Finance


                                    BANK OF AMERICA, N.A., as successor by
                                    merger to NationsBank, N.A., as Agent
                                    and a Bank Investor


                                    By: /s/ Elliott T. Lemon
                                        ----------------------------------------
                                        Title: Vice President


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